UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

NewAge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

7158 S. FL Smidth Dr., Suite 250, Midvale, UT 84047
(Address of principal executive offices) (Zip Code)

(801) 813-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 15, 2022, NewAge, Inc. (the “Company”) issued a press release announcing that its fourth quarter and full year 2021 earnings release and conference call are being rescheduled to allow the Company additional time to complete its Annual Report on Form 10-K for the year ended December 31, 2021 (“2021 Form 10-K”). The Company will be filing a Form 12b-25, Notification of Late Filing on March 16, 2022, which will provide the Company with a 15-day extension to file its 2021 Form 10-K. The Company expects to report financial results for the quarter and year ended December 31, 2021 on or before March 31, 2022 and will provide updated earnings release and conference call information in a subsequent announcement. The press release announcing this delay is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press Release, dated March 15, 2022.

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewAge, Inc.

Date: March 15, 2022	By:	/s/ Kevin Manion
Kevin Manion
Chief Financial Officer